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                                                                   Exhibit 10.68

                              SALE BONUS AGREEMENT

BY AND AMONG

Greenfield Online, Inc., ("GFOL"),

SRVY Acquisition GmbH ("SRVY"),

Ciao GmbH (the "COMPANY"),

GFOL, SRVY and the Company together herein referred to as the "GFOL-COMPANIES"

AND

Mr. Stephan Musikant ("MR. MUSIKANT")

WHEREAS Mr. Musikant will be appointed managing director of Ciao GmbH based on an Employment Agreement dated January 31, 2007;

WHEREAS the shares of the Company are wholly owned by SRVY and the shares of SRVY are wholly owned by GFOL;

WHEREAS the Company operates the Ciao Comparison Shopping Business ("COMPARISON SHOPPING BUSINESS"); and

WHEREAS in order to provide Mr. Musikant with incentive to maximize the value of the Comparison Shopping Business for the ultimate benefit of GFOL's shareholders, the GFOL-Companies are willing to grant him the opportunity to earn a special sale bonus payable under the conditions defined herein in the event of the following: (i) the sale of all of the shares in the Company held by SRVY, (ii) the sale, as defined below, of all or substantially all of the assets of the Comparison Shopping Business (clauses (i) and (ii) being referred to as the "SALE"), provided that a definitive document governing the Sale (the "SALE AGREEMENT") is executed and delivered on or before December 31, 2009 and the closing of such transaction (the "CLOSING") takes place pursuant to the Sale Agreement on or prior to September 30, 2010.

NOW IT IS AGREED AS FOLLOWS:

In the event of a Sale to a third party not affiliated with or controlled by SRVY or GFOL, SRVY and the Company as joint and several debtors (i. e. each of SRVY and the Company is liable for the full obligation but Mr. Musikant is entitled to one performance only) agree to pay Mr. Musikant a special sale bonus (the "SPECIAL BONUS") in an amount equal to 1.5% of the amount, if any, by which the value of the Net Sales Proceeds attributable to the Comparison Shopping Business exceed an amount of U.S. $90,000,000, but in no event shall the Special Bonus exceed $1,500,000. GFOL shall guarantee the obligations of SRVY and the Company under this Agreement.

The term "NET SALES PROCEEDS" shall mean the total amount received by either SRVY or GFOL, as the case may be, as the consideration for the Sale (i. e. the purchase price minus all direct costs incurred or accrued by GFOL Companies in connection with the preparation execution and performance of the Sale Agreement, including, but not limited to, investment banking fees, fairness opinion fees, attorney's fees, accountant's fees, expert fees, valuation fees, printing, travel and other expenses), and minus VAT, if any, due on such amount, and minus cash, cash equivalents and marketable securities

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on the consolidated balance sheet of the entity subject to the Sale on or after the Closing (whichever is the relevant date for determining the final purchase price). Any income tax payable by GFOL Companies attributable to the Sale shall not be deducted in calculating Net Sales Proceeds. In the event that the terms of the Sale provide for escrows or earnouts, the Net Sales Proceeds shall be calculated minus these amounts, however, Mr. Musikant shall be entitled to a Special Bonus with respect to such amounts if and to the extent they are received by SRVY or GFOL prior to the payment of the Deferred Bonus Amount as defined below.

For purposes of calculating the Net Sales Proceeds, the value of any securities received by SRVY or GFOL at the time of Closing in connection with a Sale (whether debt or equity) that are traded on a recognized national stock exchange or electronic trading market with an active trading market (an "ACTIVE TRADING MARKET") will be determined on the basis of the closing sale price on such Active Trading Market on the day prior to the Closing; and the value of securities that are not traded on an Active Trading Market or other property that has no established public market will be the fair market value of such securities or other property on such date as determined by a reputable investment banker selected by GFOL.

The sale to a third party not affiliated or controlled by SRVY or GFOL of all or substantially all of the stock or assets of (i) GFOL or (ii) the sale of all or substantially all of the stock or assets of the Company before the Comparison Shopping Business has been legally separated from the Online Surveys Business of the Company, shall be deemed a Sale hereunder, provided, that the Net Sale Proceeds shall be limited to the proceeds attributable to the Comparison Shopping Business, which shall be calculated by multiplying the Net Sale Proceeds (calculated in the manner set forth above) by a fraction, the numerator of which is the TTM Segment Operating Income of the Comparison Shopping Business as at the date when the Sale Agreement is executed and delivered, and the denominator of which is the TTM Segment Operating Income of all Segments for GFOL as at the date when the Sale Agreement is executed and delivered. For purposes of the preceding sentence, "TTM SEGMENT OPERATING INCOME" shall be the Segment Operating Income of the Comparison Shopping business and the GFOL Company's other operating segments during the twelve months preceding the date the Sale Agreement is executed and delivered, as reported by GFOL in its periodic filings with the United States Securities and Exchange Commission, consistently applied. For example (Dollars in millions):

      -     If the Net Sale Proceeds are $400; and

      - The total Segment Operating Income for all of GFOL's operating segments in the 12 months preceding the date when a definitive document governing the Sale is executed and delivered is $50; and

      - The Segment Operating Income for the Comparison Shopping Business in the 12 months preceding the date when a definitive document governing the Sale is executed and delivered is $20; then

      - The Net Sale Proceeds attributable to the Comparison Shopping Business will be calculated as follows:

               $20 SEGMENT OPERATING INCOME FOR CS  X $400 (Net Sales Proceeds)
               -----------------------------------
               $50 Segment Operating Income for
               all segments

      - The Nets Sales Proceeds attributable to the Comparison Shopping Business will be $160.

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      -     The Special Bonus shall be paid on the amount of Net Sales Proceeds attributable to the Comparison Shopping Business minus $90 ($160 - $90 = $70) x 1.5% = $0.105 ($105,000.00)

      The Special Bonus shall be payable in two instalments as follows:

            a)    50% at the Closing;

            b) 50% on December 31, 2009 or one year from the anniversary of the Closing, whichever occurs later (the "DEFERRED BONUS AMOUNT").

Provided, however, that no Deferred Bonus Amount shall be payable if Mr. Musikant is terminated extraordinarily for good cause without the necessity of a prior notice (au(beta)erordentliche Kuendigung). "Good cause" in this respect shall have the meaning it has in the context of Mr Musikant's Employment Agreement with the Company, or if he resigns without a Special Reason as such term is defined in his Employment Contract.

No Special Bonus shall be payable if the Closing takes place following the date at which Mr Musikant is on continuous Gardening Leave (i.e. him being released from work by the Company under his Employment Contract with the Company) for more than 60 days.

EFFECTIVE DATE; TERMINATION. This Agreement is effective on and as of January 31, 2007 (the "EFFECTIVE DATE"). This Agreement and the parties obligations hereunder will terminate on the earlier to occur of the following dates (the "TERMINATION DATE"): (i) December 31, 2009 provided the Sale Agreement has not been executed and delivered on or before such date, (ii) September 30, 2010 provided the Closing has not occurred on or prior to such date and the Sale Agreement was executed and delivered on or prior to December 31, 2009, (iii) the date on which the Company gives Mr. Musikant notice that his employment with the Company is being terminated for any reason; (iv) the date on which Mr. Musikant gives the Company notice that he is resigning for any reason; or (v) the date of Mr. Musikant's death.

COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Signatures on any counterpart may be exchanged among the parties by facsimile or other electronic means and such counterparts shall be deemed original signatures.

CROSS DEFAULT. Mr. Musikant's breach of his Employment Agreement with the Company shall be deemed a breach of this Agreement, provided that if such breach is capable of being cured, Mr. Musikant fails to cure the breach within 30 days of receipt from the Company of written notice concerning the breach.

APPLICABLE LAW/ JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE, USA (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW). The parties hereby irrevocably consent and agree to subject themselves to the jurisdiction of the state and federal courts domiciled within the State of Connecticut for the purposes of resolving any dispute arising under or relating to this Agreement.

                        **** Signature Page Follows ****

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Sale Bonus Agreement Signature Page

Greenfield Online, Inc. (Guarantor Only)        SRVY Acquisition GmbH

By  /s/Jonathan a. Flatow                       By /s/ Jonathan A. Flatow
    -------------------------                      -----------------------------
    Title: General Counsel                         Title: Managing Director
    Date: 1/31/07                                  Date: 1/31/07

Ciao GmbH
By SRVY Acquisition its Sole Shareholder

                                                   /s/ Stephan Musikant
                                                   -----------------------------
By  /s/ Jonathan A. Flatow                         Stephan Musikant
    -------------------------                      Date: 31.01.07
    Title: Managing Director
    Date: 1/31/07